UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2013
EMCOR Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8267	11-2125338
(Commission File Number)	(I.R.S. Employer Identification No.)

301 Merritt Seven, Norwalk, CT	06851-1092
(Address of Principal Executive Offices)	(Zip Code)

(203) 849-7800

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.       Amendments to By-laws.

The Board of Directors (the “Board”) of EMCOR Group, Inc. (“EMCOR”) has adopted the following amendments to EMCOR’s By-laws (the “By-laws”), effective December 5, 2013:

Article I, Section 6(c) of the By-laws was amended to provide that special meetings of stockholders may be called not only by the Board but also shall be called by the Board upon the written request of the holder(s) of at least 25% of EMCOR’s then outstanding shares provided such request indicates the purpose of the requested meeting and such stockholders(s) provide any other information reasonably requested by EMCOR.

Article I, Section 6(j) of the By-laws was amended to change the voting standard for the election of directors in uncontested elections from a plurality to a majority of the votes cast.  As amended, that By-law provides that a nominee for director shall be elected to the Board at a meeting of stockholders if the votes cast “for” such nominee exceeds the votes cast “against or “withheld” from such nominee’s election.  In a contested election of directors, directors will continue to be elected by a plurality of the votes cast.  Under the By-law, a contested election is deemed to occur if notice is given that a stockholder has nominated a person for election as a director in compliance with the advance notice requirements for stockholder nominees for director as set forth in the By-laws and such nomination is not withdrawn by such stockholder prior to mailing of the notice of meeting of stockholders at which the election is to be held.

The foregoing description is qualified in its entirety by reference to the amended Article I, Section 6(c) and Section 6(j) of the By-laws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.       Other events.

In connection with the By-law amendments referred to in Item 5.03 above, the Board has adopted an amendment to EMCOR’s Corporate Governance Guidelines (the “Guidelines”) also effective December 5, 2013.  New Section 13 of the Guidelines provides as follows:

“13.  Majority Voting for Directors

As a condition of nomination, each incumbent director proposed to be nominated by the Board will deliver to the Secretary of the Company an irrevocable contingent resignation at least fourteen days in advance of the distribution date for proxy solicitation materials for the stockholders meeting at which such director is expected to be nominated for election. Such resignation will be effective only if (i) such director fails to receive the requisite majority vote in an uncontested election as provided in the by-laws of the Company and (ii) the Board accepts such resignation within 90 days following the certification of the election results.

The Corporate Governance and Nominating Committee shall make a recommendation to the Board on whether to accept or reject the resignation and/or whether other action should be taken.  The Board shall, within 90 days of the date of such certification and after consideration of the recommendation of the Corporate Governance and Nominating Committee, make a determination with respect to whether or not to accept such nominee's resignation and/or to take such other action as the Board determines appropriate.  The Corporate Governance and Nominating Committee, in making its recommendation, and the Board, in making its determination, shall evaluate the best interests of the Company and its stockholders and may consider any factors or other information it deems relevant.”

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibits
3.1	Amended Article I, Section 6(c) and Section 6(j) of the By-laws of EMCOR Group, Inc.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCOR Group, Inc.

Dated: December 10, 2013	By:	/s/ SHELDON I. CAMMAKER
Sheldon I. Cammaker
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended Article I, Section 6(c) and Section 6(j) of the By-laws of EMCOR Group, Inc.